UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 31, 2020 (January 28, 2020)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	SERV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim CEO Employment Agreement

On January 21, 2020, ServiceMaster Global Holdings, Inc. (the “Company”) announced the appointment of Naren K. Gursahaney as the Company’s interim Chief Executive Officer. On January 31, 2020, in connection with Mr. Gursahaney’s assumption of the role of interim Chief Executive Officer, the Board of Directors approved, and the Company entered into, an employment agreement with Mr. Gursahaney, dated January 31, 2020 (the “Employment Agreement”).

The Employment Agreement provides Mr. Gursahaney with the following compensation: (1) an annual base salary of $1,000,000, subject to proration for the number of days he serves as interim Chief Executive Officer; (2) a target annual bonus opportunity under the Company’s annual bonus plan equal to 100% of his annual base salary (which bonus amount will, for fiscal year 2020, be no less than his target annual bonus, subject to proration for the number of days he serves as interim Chief Executive Officer); (3) a grant of 47,620 restricted stock units (“RSUs”)(a grant date value equal to $1,750,000) and (4) a grant of 167,625 options to purchase Company common stock that have an exercise price of $36.75 per share (a grant date value equal to $1,750,000). The RSUs and the options shall vest on the earlier of (i) the first anniversary of the grant date or (ii) Mr. Gursahaney’s termination as interim Chief Executive Officer, in which case the RSUs and options will be subject to proration for the number of days he serves as interim Chief Executive Officer. During his time serving as interim Chief Executive Officer, Mr. Gursahaney will also be entitled to corporate housing in Memphis and use of the corporate aircraft (or other private aircraft) for commuting purposes.

The foregoing summary of Mr. Gursahaney’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and equity award agreements, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Other NEO Compensation Matters

As previously announced, the Company has decided to explore strategic alternatives for its ServiceMaster Brands reporting segment, including a potential sale of the segment. The Company has determined that the continued leadership of Dion Persson, Senior Vice President, Business Development, is important with respect to any potential transaction related to ServiceMaster Brands, so in order to retain his services, on January 28, 2020, the Compensation Committee approved a retention agreement for Mr. Persson that provides he will receive a cash retention award of $225,000. Payment of the retention award is subject to Mr. Persson remaining employed by the Company through either (a) the 30th day following the closing of a transaction involving the ServiceMaster Brands reporting segment or (b) the 30th day after a public announcement is made by the Company that the process regarding the sale of the ServiceMaster Brands business is terminated.

The foregoing summary of Mr. Persson’s retention agreement does not purport to be complete and is qualified in its entirety by reference to the retention agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 9.01.  Financial Statements and Exhibits.

 (d)Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

January 31, 2020	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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